EXHIBIT 99.4



                          CONSENT OF ANTHONY J. DINOVI

     I, Anthony J. DiNovi, hereby consent to the use of my name in the Registration Statement on Form S-4 of Fisher Scientific International Inc. and any amendment thereto, as the same appears therein under the section "MANAGEMENT--Principals of the Company" with respect to my becoming a director of Fisher Scientific International Inc. following the Merger (as defined in such Registration Statement).


                                          /s/ Anthony J. DiNovi
                                          -------------------------------------

                                          Anthony J. DiNovi

                                          December 19, 1997